CONSOLIDATED, AMENDED AND
                            RESTATED LOAN AGREEMENT



                                 BY AND BETWEEN



                                   COBANK, ACB

                                       AND



                               VILLAGE FARMS, L.P.





                           DATED AS OF JANUARY 2, 2000

                CONSOLIDATED, AMENDED AND RESTATED LOAN AGREEMENT



     THIS CONSOLIDATED, AMENDED AND RESTATED LOAN AGREEMENT ("AGREEMENT") is entered into as of the 2nd day of January, 2000, by and between COBANK, ACB ("COBANK"), whose mailing address is P.O. Box 5110, Denver, Colorado 80217, and VILLAGE FARMS, L.P., a limited partnership formed under the laws of the State of Delaware, whose mailing address is 10 Alvin Court, New Brunswick, NJ 08816 ("BORROWER").

                                    RECITALS

     A. CoBank has purchased all right, title and interest of Village Farms International Finance Association, a Delaware corporation ("VFIFA") to the Buffalo Loan, the Marfa Loan, the Presidio Loan and the Texas Loan, and all collateral security therefor, pursuant to that certain Note Purchase Agreement of even date herewith by and between VFIFA and CoBank ("NOTE PURCHASE AGREEMENT").

     B. The borrower under each of the Buffalo Loan, the Marfa Loan, the Presidio Loan and the Texas Loan has merged into Borrower and Borrower is the surviving entity. Borrower and CoBank desire to consolidate, amend and restate the terms and conditions of the Buffalo Loan, the Marfa Loan, the Presidio Loan and the Texas Loan.

     C. Certain other entities which were merged into Borrower also previously borrowed money from VFIFA and from Agro Power Development, a Delaware corporation ("APD"), and Borrower desires to refinance such loans.

                                    AGREEMENT

     Now, therefore, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1.
                                  DEFINED TERMS

         As used in this Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     1.1 APD Entities: Village Farms, L.L.C., a Delaware limited liability company; and Cogentrix Greenhouse Investments, Inc., a Delaware corporation.

     1.2 APD Guaranty: that certain Guaranty of even date herewith pursuant to which APD unconditionally guarantees the payment and performance of all obligations of Borrower to CoBank, whether now existing or hereafter arising and including, without limitation, all indebtedness of Borrower to CoBank under the Loan Documents, as amended, modified or supplemented from time to time.

     1.3 APD Loans: the loans made by APD to Village Farms of Presidio, L.P., a Delaware limited partnership, Keystone Village Farms, L.L.C., a Delaware limited liability company, and Village Farms of Virginia, Inc., a Delaware corporation, with proceeds of the loans which were made to APD by VFIFA using proceeds of the loan made to VFIFA by CoBank under the Line of Credit Agreement and using distributions received by APD on account of the sale of the assets of Pocono.

     1.4 APD Finance Loan: the loans made to APD by VFIFA with proceeds of the loans made by CoBank to VFIFA under the Line of Credit Agreement.

     1.5 Bank Debt: all amounts owing under the Notes, fees owing under the Loan Documents, indemnification obligations arising under the Loan Documents (including, without limitation, Article 14 of this Agreement), all draws under the Issued Letter of Credit and all reimbursement obligations of Borrower under any reimbursement agreement executed in connection with the Issued Letter of Credit, Additional Costs, and all interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

     1.6 Borrower Pension Plan: a Borrower Benefit Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code.

     1.7 Buffalo Loan: the loans made to Village Farms of Buffalo, L.P., a Delaware limited partnership, by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements.

     1.8 Business Day: any day other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Colorado or the State of New Jersey.

     1.9 Capital Lease: means any lease of property (whether real, personal or mixed) by a Person where the discounted present value of the rental obligations of such Person as lessee under such lease, in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

     1.10 Change of Control: any of the following events: (a) any "person" or any syndicate or group deemed a "person" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), of 30% or more of the voting power of the voting stock of EcoScience on a fully-diluted basis, after giving effect to

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

the conversion and exercise of all outstanding warrants, options and other securities of EcoScience (whether or not such securities are then currently convertible or exercisable), or (b) during any period of two consecutive board election years, individuals who at the beginning of such period constituted the board of directors of EcoScience cease for any reason (other than death, disability or expiration of term) to constitute a majority of the directors of EcoScience then in office unless such new directors were elected by the directors of EcoScience who constituted the board of directors of EcoScience at the beginning of such period; provided, however, that no Change of Control shall occur or be deemed to have occurred if any of Michael A. DeGiglio, Albert Vanzeyst or Thomas Montanti, acting individually or as a group, becomes the beneficial owner of 30% or more of the voting power of the voting stock of EcoScience or if any of Michael A. DeGiglio, Albert Vanzeyst or Thomas Montanti disposes of 35% or less of the voting power of the voting stock of EcoScience of which he is the beneficial owner (as herein defined) as of the date of this Agreement, with ownership percentages determined in all cases on a fully diluted basis after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of EcoScience (whether or not such securities are then currently convertible or exercisable).

     1.11 Cogentrix: Cogentrix Delaware Holdings, Inc.

     1.12 Collateral: the Borrower Collateral, the General Partner Collateral and the Guarantor Collateral.

     1.13 Compliance Certificate: a certificate in the form of Exhibit 1.13 hereto.

     1.14 Construction Loan Agreement: that certain Credit Agreement (Construction Loan Funding) dated as of June 24, 1997 by and between CoBank, for its own benefit as a lender and, as Agent Bank for the benefit of the present and future Syndication Parties, and VFIFA, as amended

     1.15 Default Interest Rate: a rate of interest equal to 400 basis points over the Interest Rate.

     1.16 EBITDA: for any period, the consolidated net income of Borrower for such period (excluding the effect of any extraordinary gains or losses), plus the sum of the amounts of (a) Interest Expense, plus (b) federal and state income taxes, plus (c) depreciation and amortization expense, all as determined in accordance with GAAP.

     1.17 EcoScience: EcoScience Corporation, a Delaware corporation.

     1.18 EcoScience Guaranty: that certain Guaranty of even date herewith pursuant to which EcoScience unconditionally guarantees the payment and performance of all obligations of Borrower to CoBank, whether now existing or hereafter arising and including, without limitation, all indebtedness of Borrower to CoBank under the Loan Documents, as amended, modified or supplemented from time to time.

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

     1.19 Effective Date: the first date on which the conditions set forth in
Article 9 shall have been satisfied.

     1.20 Environmental Laws: the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. 9601-9657 and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987.

     1.21 Environmental Regulations: any federal, state or local law, statute, code, ordinance, regulation, requirement or rule (other than the Environmental
Laws) now in effect or hereinafter enacted relating to pollution or protection of the environment, health, safety or natural resources.

     1.22 GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

     1.23 General Partner: Village Farms of Delaware, L.L.C., a Delaware limited liability company.

     1.24 General Partner Entities: Cogentrix of Buffalo, Inc., a Delaware corporation; Cogentrix of Fort Davis I, Inc., a Delaware corporation; and Cogentrix of Marfa, Inc., a Delaware corporation.

     1.25 General Partner Security Agreement: that certain Security and Pledge Agreement of even date herewith pursuant to which General Partner pledges and grants to CoBank a security interest in the General Partner Collateral, as amended, modified or supplemented from time to time.

     1.26 Greenhouses: the greenhouses operated by Borrower for the production of vegetables or other produce.

     1.27 Greenhouse Properties: the real property on which the Greenhouses are located.

     1.28 Gross Profit: Borrower's revenue from sales minus the cost of goods sold, determined on a consolidated basis and calculated in accordance with GAAP.

     1.29 Guarantees: the APD Guaranty and the EcoScience Guaranty.

     1.30 Guarantors: APD and EcoScience.

     1.31 Guarantor Collateral: the APD Collateral and the EcoScience
Collateral.

     1.32 Hazardous Substances: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or Environmental Regulations, and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Laws or Environmental Regulations.

     1.33 Interest Expense: for any period, total interest expense (including the interest component of any Capital Leases) of Borrower determined on a consolidated basis and in accordance with GAAP.

     1.34 Interest Rate: the National Variable Rate plus 200 basis points.

     1.35 Issued Letter of Credit: that certain Letter of Credit issued by CoBank on October 1, 1997 for the benefit of National Fuel Gas Distribution Corporation in the face amount of $80,000, as amended, modified, extended or replaced from time to time.

     1.36 Lien: any mortgage, pledge, lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and, with respect to real property, any easement, right of way or other encumbrance on title to real property.

     1.37 Line of Credit Agreement: that certain Credit Agreement (Line of Credit Funding) dated as of June 24, 1997 by and between CoBank, for its own benefit as a lender and, as Agent Bank for the benefit of the present and future Syndication Parties, and VFIFA, as amended.

     1.38 Loan Documents: this Agreement, the Notes, the Note Purchase Agreement, the Guarantees, the Security Documents, and other documents required by CoBank from time to time to grant or assign to CoBank a perfected security interest in the Collateral, together with all renewals, extensions, amendments, modifications, and supplements thereto.

     1.39 Marfa Loan: the loans made to Village Farms of Marfa, L.P., a Delaware limited partnership, by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements.

     1.40 Material Adverse Change: with respect to any Person, any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of such Person.

     1.41 Material Adverse Effect: with respect to any Person, a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of such Person, (b) the ability of such Person to perform its obligations under any Loan Document to which it is a party or (c) the rights and remedies of CoBank under any Loan Document.

     1.42 Mission Critical: a Person with respect to whom the failure of such Person's Significant Software to be Year 2000 Compliant could reasonably be expected to have a Material Adverse Effect on Borrower.

     1.43 National Variable Rate: the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change.

     1.44 Notes: the Tranche A Note and the Tranche B Note, as amended, modified or supplemented from time to time.

     1.45 Participant: collectively, any Person to whom CoBank shall sell or assign a loan participation or other fractional undivided interest in the Bank Debt, as evidenced by the Notes and other Loan Documents, and the legal representatives, successors and assigns of any such Person.

     1.46 Pennsylvania Loan: the loans made to Keystone Village Farms, L.L.C. by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements.

     1.47 Permits: any and all permits, licenses and consents from any governmental entity or third party that must be obtained in order to own/lease and operate the Greenhouses and the Greenhouse Properties and for Borrower to perform Borrower's obligations under the Loan Documents.

     1.48 Permitted Liens: Liens against any Collateral which are permitted under Section 12.3 of this Agreement or otherwise expressly permitted pursuant to any other Loan Document.

     1.49 Person: any individual, sole proprietorship, joint venture, unincorporated organization, cooperative association, limited liability company, corporation, association, partnership, trust, government, governmental agency, or other entity.

     1.50 Potential Default: any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     1.51 Pocono: Village Farms of Pocono, L.P., a Delaware limited partnership.

     1.52 Pocono Loan: the loans made to Village Farms of Pocono, L.P., a Delaware limited partnership, by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the Construction Loan Agreement.

     1.53 Presidio: Village Farms of Presidio, L.P., a Delaware limited partnership.

     1.54 Presidio Loan: the loans made to Presidio by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements.

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

     1.55 Projections: the projections provided to CoBank with respect to projected operations and financial results of operations of Borrower after consummation of the Borrower Merger, identified on, or attached hereto as,
Exhibit 1.55.

     1.56 Quarter: the quarters of Borrower's Fiscal Year.

     1.57 Security Documents: the security agreements, mortgages, deeds of trust, financing statements, pledge agreements, amendments to ground leases, lessor's consents, and/or other security documents required pursuant to this Agreement and/or executed by Borrower, General Partner or any Guarantor in favor of, or assigned by VFIFA to, CoBank to secure the performance of Borrower's obligations under the Notes and other Loan Documents with a Lien on the Collateral, in form and substance acceptable to CoBank, together with all renewals, extensions, amendments, modifications, and supplements thereto.

     1.58 Significant Software: any device or system owned or licensed by a Person (including without limitation all computer hardware or software, firmware, equipment containing embedded microchips or integrated circuits, or other set or collection of processing instructions) regularly used by such Person in its business operations or financial accounting which, individually, or together with one or more such items, would, if it failed to be Year 2000 Compliant, have a material adverse effect on the business condition (financial or otherwise), operations, performance, or properties of such Person.

     1.59 Significant Software Provider: a third party vendor which provides Significant Software.

     1.60 Term Loans: the Tranche A Loan and the Tranche B Loan.

     1.61 Term Loan Agreement: that certain Credit Agreement (Term Loan Funding) dated as of June 24, 1997 by and between CoBank, for its own benefit as a lender and, as Agent Bank for the benefit of the present and future Syndication Parties, and VFIFA, as amended.

     1.62 Texas Loan: the loans made to Village Farms of Texas, L.P., a Delaware limited partnership, by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements and the loans originally made to Village Farms of Texas, L.P. by the Farm Credit Bank of Texas and the Texas Production Credit Association which were subsequently purchased by VFIFA from the Farm Credit Bank of Texas and the Texas Production Credit Association.

     1.63 Tranche A Commitment: $13,400,000

     1.64 Tranche B Commitment: $58,885,739.67 plus the amount of any and all draws on the Issued Letter of Credit.

     1.65 Tranche A Maturity Date: July 31, 2000 or such later date to which the maturity of the Tranche A Loan is extended by CoBank pursuant to Section 6.3.1 of this Agreement.

     1.66 Tranche B Maturity Date: July 31, 2001 or such later date to which the maturity of the Tranche B Loan is extended by CoBank pursuant to Section 6.3.2 of this Agreement.

     1.67 Tranche A Note: the promissory note of even date herewith made by Borrower payable to CoBank in the principal amount of the Tranche A Commitment, as amended, modified or supplemented from time to time.

     1.68 Tranche B Note: the promissory note of even date herewith made by Borrower payable to CoBank in the principal amount of the Tranche B Commitment, as amended, modified or supplemented from time to time.

     1.69 Turnaround Manager: a qualified turnaround manager, reasonably acceptable to CoBank, to perform the functions of the chief executive officer of Borrower and APD.

     1.70 VFIFA Loan Agreements: the Line of Credit Agreement, the Construction Loan Agreement and the Term Loan Agreement.

     1.71 Village Farms Entities: collectively, Village Farms of Colorado, Inc., a Delaware corporation; Village Farms, Inc., a Delaware corporation; Village Farms Mediterranean, Inc., a Delaware corporation; Village Farms of Virginia, Inc., a Delaware corporation; Village Farms of Texas, L.P., a Delaware limited partnership; Village Farms of Marfa, L.P., a Delaware limited partnership; Village Farms of Presidio, L.P., a Delaware limited partnership; Village Farms of Buffalo, L.P., a Delaware limited partnership; and Keystone Village Farms, L.L.C., a Delaware limited liability company.

     1.72 Virginia Loan: the loans made to Village Farms of Virginia, Inc. , a Delaware corporation, by VFIFA with proceeds of the loans made by CoBank to VFIFA pursuant to the VFIFA Loan Agreements.

     1.73 Year 2000 Compliant: shall mean, with respect to Significant Software,
(a) that it shall include calendar year 2000 date conversion and compatibility capabilities, including date data century recognition, same century and multiple century formula and date value calculations and user interface date data values that reflect the century so that it will (i) manage and manipulate data involving dates, including single century and multiple century dates and formulas, and will not cause an abnormally ending scenario within the application or cause an abort or result in the generation of incorrect values or invalid output involving such dates, (ii) include the indication of the correct century in all date related user interface functions, and (iii) operate in the same manner with year dates of 2000 and beyond as it operates with year dates of 1900 to 1999; and (b) that it shall recognize the year 2000 as a leap year, including recognition

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

and processing of the correct date on February 29, 2000. Significant Software that is Year 2000 Compliant shall be considered to be in "Year 2000 Compliance".

     The following terms are defined in portions of this Agreement other than
Article 1:

         Additional Costs                            Section 15.10
         Advance Date                                Section 5.1
         Agrorent Buy-Out                            Section 9.1.15
         APD Collateral                              Section 7.2
         APD Merger                                  Section 9.1.10
         Borrower Benefit Plan                       Section 10.19
         Borrower Collateral                         Section 7.1
         Borrower Merger                             Section 9.1.10
         CoBank Equity Interests                     Section 8.1
         Code                                        Section 10.19
         Dalsem                                      Section 12.3
         EcoScience Collateral                       Section 7.2
         ERISA                                       Section 10.19
         Event of Default                            Section 13.1
         Facility Fee                                Section 5.3
         Financial Statements                        Section 10.13
         Fiscal Year                                 Section 10.26
         General Partner Collateral                  Section 7.3
         General Partner Merger                      Section 9.1.10
         Indemnified Parties                         Section 14.1
         Intellectual Property                       Section 10.25
         Material Agreements                         Section 10.12
         Merged Entities Balance Sheets              Section 10.13
         Regulatory Change                           Section 15.10
         Required Licenses                           Section 10.18
         Title Commitments                           Section 9.1.2
         Title Insurers                              Section 9.1.2
         Title Policy                                Section 9.1.2
         Tranche A Loan                              Section 2.1.1
         Tranche B Loan                              Section 2.1.2

                                   ARTICLE 2.
                                  LOAN AMOUNTS

     2.1 The Term Loans.

          2.1.1 Tranche A Loan. CoBank agrees, on the terms and conditions hereinafter set forth, to make a loan to Borrower in the amount of the Tranche A Commitment ("TRANCHE A LOAN"). Amounts borrowed under this Section 2.1.1 and repaid or prepaid may not be reborrowed.

          2.1.2 Tranche B Loan. CoBank agrees, on the terms and conditions hereinafter set forth, to make a loan to Borrower in the amount of the Tranche B Commitment ("TRANCHE B LOAN"). Amounts borrowed under this Section 2.1.2 and repaid or prepaid may not be reborrowed.

                                   ARTICLE 3.
                                 USE OF PROCEEDS

     3.1 Proceeds. The proceeds of the Term Loans shall be used as follows: (a) $63,239,340.67 shall represent the aggregate of the outstanding balance of the Buffalo Loan, Marfa Loan, Presidio Loan and Texas Loan purchased by CoBank from VFIFA which loans are amended and restated herein, and (b) $9,046,399 shall be used by Borrower solely to pay off the APD Loans, the Virginia Loan, and the Pennsylvania Loan.

                                   ARTICLE 4.
                          AVAILABILITY AND DISBURSEMENT

     4.1 Availability - Tranche A Loan. The Tranche A Loan will be made available to Borrower in a single advance on the Effective Date for the purposes set forth in Section 3.1 hereof.

     4.2 Availability - Tranche B Loan. The Tranche B Loan will be made available to Borrower in a single advance on the Effective Date for the purposes set forth in Section 3.2 hereof.

                                   ARTICLE 5.
                                INTEREST AND FEES

     5.1 Interest. Except as provided in Sections 5.2 and 5.3, the outstanding principal balance under the Term Loans shall bear interest at the Interest Rate. Interest shall be calculated on the actual number of days the proceeds of the Term Loans are outstanding on the basis of a year consisting of 360 days. In calculating interest, the Business Day on which an advance of the proceeds of the Term Loans is made ("ADVANCE DATE") shall be included and the Business Day on which any amounts are repaid shall be excluded.

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

     5.2 Default Interest Rate. All past due payments of any Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall, at the option of CoBank, bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be.

     5.3 Facility Fee. Borrower shall pay to CoBank, a facility fee equal to $1,807,143.49 ("FACILITY FEE"), payable as follows: (a) an amount equal to $361,428.70 shall be paid on the next Business Day after the first to occur of the original Tranche B Maturity Date or payment in full of all Bank Debt and the termination of this Agreement, and (b) an amount equal to $1,445,714.79 shall be paid on the next Business Day after the Tranche B Maturity Date; provided, however, that if the Tranche A Loan has been previously paid in full and Borrower has repaid at least 50% of the original principal amount of the Tranche B Loan and, as a result, the original Tranche B Maturity Date has been extended to January 31, 2003 pursuant to Section 6.3.2 hereof, then the remaining portion of the Facility Fee payable on the next Business Day after the Tranche B Maturity Date (as extended pursuant to Section 6.3.2) shall be reduced to $722,857.40; and, provided further, that if the original Tranche B Maturity Date is extended pursuant to Section 6.3.2 and the outstanding principal amount of the Tranche B Loan is paid in full on or before such extended Tranche B Maturity Date, payment of the portion of the Facility Fee described in this clause (b) shall be waived.

                                   ARTICLE 6.
                                    PAYMENTS

     6.1 Principal Payments.

          6.1.1 Tranche A Loan. Borrower shall make a principal payment to CoBank on March 31, 2000 in the amount of $5,000,000 and shall pay in full to CoBank the remaining outstanding principal amount of the Tranche A Loan on or before the Tranche A Maturity Date.

          6.1.2 Tranche B Loan. Borrower shall (i) make principal payments to CoBank, on the last day of the first, second and fourth calendar quarters occurring during the term of this Agreement, commencing on March 31, 2000, in the amounts specified below for the calendar quarters indicated below, and (ii) pay the entire outstanding principal balance owing under the Tranche B Loan (including without limitation the amount of all draws under the Issued Letter of Credit) on or before the Tranche B Maturity Date:

          Calendar Quarter Ending                 Principal Payment Amount
          -----------------------                 ------------------------
          Each March 31                                  $1,500,000
          Each June 30                                   $1,000,000
          Each December 31                               $2,500,000

     6.2 Interest Payments. Interest on the Tranche A Loan shall be payable in arrears on the first Business Day of each month, commencing March 31, 2000, and on the Tranche A Maturity Date. Interest on the Tranche B Loan shall be payable in arrears

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

on the first Business Day of each month, commencing March 31, 2000, and on the Tranche B Maturity Date.

     6.3 Extension of Maturity Dates.

          6.3.1 Tranche A Loan. Borrower may, at least 60 days but no more than 90 days prior to the original Tranche A Maturity Date, request that CoBank extend the Tranche A Maturity Date from July 31, 2000 to July 31, 2001. CoBank shall notify Borrower of its decision with respect to such extension request no later than 30 days prior to the original Tranche A Maturity Date. CoBank shall be obligated to grant such extension request if no Potential Default or Event of Default has occurred prior to the original Tranche A Maturity Date, but otherwise may grant or reject such request in its sole discretion.

          6.3.2 Tranche B Loan. The Tranche B Maturity Date shall be extended by CoBank from July 31, 2001 to January 31, 2003 if (a) on or before the original Tranche B Maturity Date the original principal amount of the Tranche B Loan has been paid down with the proceeds of equity, or indebtedness subordinated to the Bank Debt on terms and conditions satisfactory to CoBank in its sole discretion, or with cash flow generated from Borrower's operation of the Greenhouses in excess of Borrower's expenses, such that no more than fifty percent (50%) of the original principal amount of the Tranche B Loan is then outstanding, and (b) no Potential Default or Event of Default has occurred prior to the original Tranche B Maturity Date.

     6.4 Voluntary Prepayments. Borrower shall have the right to prepay, without premium or penalty, all, or a portion, in increments of not less than $1,000,000 (or the unpaid balance if less), of the outstanding principal balance under the Term Loans upon one (1) Business Day's prior written notice to CoBank. Voluntary prepayments shall not forgive, excuse, or postpone, subsequently scheduled principal payments.

     6.5 Application of Prepayments. Provided no Event of Default or Potential Default has occurred, all prepayments of principal will be applied first to the Tranche A Loan, if any portion thereof is outstanding, and then to outstanding amounts under the Tranche B Loan. Upon the occurrence of an Event of Default or Potential Default, any prepayments made by Borrower shall be applied, as CoBank, in its sole discretion, shall determine, to fees, interest or principal owing under the Tranche A Loan or the Tranche B Loan, or to any other Bank Debt.

     6.6 Manner of Payment. All payments, including prepayments, that Borrower is required or permitted to make under the terms of this Agreement shall be made to CoBank (a) in immediately available federal funds, to be received no later than 12:00 noon Mountain Time of the Business Day on which such payment is due by wire transfer through Federal Reserve Bank, Kansas City, Routing Number:
307088754, COBANK ENGWD (or to such other account as CoBank may designate by notice); and (b) without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. Whenever any payment (including principal of or interest on the Term Loans or any fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a date that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, if applicable.

                                   ARTICLE 7.
                                    SECURITY

     7.1 Borrower's Assets. As security for the payment and performance of all obligations of Borrower to CoBank, including but not limited to principal and interest under the Notes, the Facility Fee, Additional Costs, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, CoBank, subject to Permitted Liens, a first Lien on all of its assets, both real and personal, tangible and intangible, whether now owned or hereafter acquired, including, without limitation, the Greenhouses, the Greenhouse Properties, and all equipment, machinery, fixtures, accounts and inventory of Borrower (the "BORROWER COLLATERAL"). Borrower shall execute and deliver to CoBank the Security Documents to evidence and perfect the first priority security interest of CoBank in the Collateral. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as CoBank may reasonably request, in form and substance as CoBank shall specify, to establish, confirm, perfect, maintain the first priority of, or provide notice of, CoBank's Lien on the Borrower Collateral. Borrower shall deliver to CoBank possession of any instruments and certificated securities included in the Borrower Collateral (duly endorsed to CoBank's reasonable satisfaction).

     7.2 Guarantees. The payment and performance of Borrower's obligations under this Agreement and all other Loan Documents shall be guaranteed by (a) APD pursuant to the APD Guaranty, and APD's obligations under the APD Guaranty shall be secured by, subject to Permitted Liens, a first Lien in favor of CoBank on all assets of APD, both real and personal, tangible and intangible, whether now owned or hereafter acquired ("APD COLLATERAL"), and (b) EcoScience pursuant to the EcoScience Guaranty, and EcoScience's obligations under the EcoScience Guaranty shall be secured by a first Lien in favor of CoBank on all issued and outstanding capital stock of APD ("ECOSCIENCE COLLATERAL").

     7.3 Pledge by General Partner. General Partner shall pledge and grant to CoBank a first Lien, as evidenced by the General Partner Security Agreement, in all of its assets and properties (other than its general partnership interest in Village Farms of Pocono, L.P.) as security for the payment and performance of Borrower's obligations under this Agreement and all other Loan Documents ("GENERAL PARTNER COLLATERAL").

                                   ARTICLE 8.
                                  COBANK EQUITY

     8.1 CoBank Equity Interests. Borrower agrees to maintain such equity interests in CoBank ("COBANK EQUITY INTERESTS") as CoBank may from time to time require in accordance with its bylaws and capital plan as applicable to its borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the CoBank Equity Interests are issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report.

                                   ARTICLE 9.
                            CONDITIONS TO TERM LOANS

     9.1 Conditions to Term Loans. CoBank's obligation to enter into the Loan Documents and to make the Term Loans is subject to satisfaction, in CoBank's sole discretion, of each of the following conditions precedent:

          9.1.1 Loan Documents; Other Documents. CoBank shall have received: (a) duly executed originals of the Loan Documents; and (b) such other instruments and documents in which CoBank has been granted a security interest and of which CoBank is to have possession under the terms of the Loan Documents.

          9.1.2 Searches; UCC Filings; Title Insurance. CoBank shall have received:

     (a) searches of appropriate filing offices in the states where the Greenhouses are located, the states where the Village Farms Entities had their respective chief executive offices and/or where any assets were located prior to the consummation of the Borrower Merger, the states where APD has material assets or properties, the states where the APD Entities had their respective chief executive offices prior to the consummation of the APD Merger, the states where the General Partner Entities had their respective chief executive offices prior to consummation of the General Partner Merger, and the respective states of residence for EcoScience and General Partner, showing that (i) no state or federal tax liens have been filed which remain in effect against Borrower, the Village Farms Entities, the APD Entities, the General Partner Entities, General Partner or any Guarantor, (ii) no financing statements have been filed by any Person other than CoBank and the holders of Liens permitted under the Loan Documents which remain in effect against Borrower, the Village Farms Entities, the APD Entities, the General Partner Entities, General Partner or any Guarantor or any of the Collateral, (iii) all Security Documents necessary to perfect the Liens granted to CoBank in the Collateral have been filed or recorded, to the extent such Liens are capable of being perfected by a filing; and

     (b) title insurance commitments ("TITLE COMMITMENTS") in form and amount acceptable to CoBank from one or more insurers acceptable to CoBank ("TITLE

INSURERS") committing to issue an American Land Title Association lender's title insurance policy ("TITLE POLICY") insuring CoBank's Lien on Borrower's fee or leasehold interest in each Greenhouse Property, as applicable, as a valid first priority Lien, and (i) containing only such exceptions to title as are acceptable to CoBank, and (ii) containing such other endorsements as CoBank may require; and

     (c) closing letters, satisfactory to CoBank, from the Title Insurers confirming that the Title Insurers are irrevocably committed to issue the Title Policies in form and substance satisfactory to CoBank and that all conditions precedent to the issuance of the Title Policies have been satisfied.

          9.1.3 Organizational Documents. CoBank shall have received: (a) good standing certificates, dated no more than thirty (30) days prior to the Effective Date, for each of Borrower, General Partner and Guarantors for their respective states of organization and for each state where their respective operations require qualification or authorization to transact business including without limitation, with respect to Borrower, each state where a Greenhouse Property is located; (b) a copy of the Certificate of Limited Partnership of Borrower, a copy of the Certificate of Formation or Articles of Organization of General Partner, and a copy of the Certificate or Articles of Incorporation of each of APD and EcoScience, certified by the Secretary of State of their respective states of organization, no more than thirty (30) days prior to the Effective Date; and (c) a copy of the limited partnership agreement of Borrower, the operating agreement of General Partner and the bylaws of APD and EcoScience, including all amendments thereto, certified by General Partner, in the case of Borrower, by a manager of General Partner, in the case of General Partner, and by the corporate secretary, in the case of APD and EcoScience.

          9.1.4 Evidence of Partnership Action; Incumbency Certificate. CoBank shall have received in form and substance satisfactory to CoBank, (a) documents (including a resolution signed by the proper authority under Borrower's limited partnership agreement) evidencing all action taken by Borrower to authorize the execution, delivery and performance of the Loan Documents, and naming those persons with authority to execute the Loan Documents on behalf of Borrower, and
(b) an incumbency certificate issued by General Partner certifying the names and true signatures of the officers/agents authorized to execute the Loan Documents to which Borrower is a party on behalf of Borrower.

          9.1.5 Evidence of General Partner Action; Incumbency Certificate. CoBank shall have received in form and substance satisfactory to CoBank, (a) a copy, certified as true, correct and complete by a manager of General Partner, of the resolutions adopted by the proper authority under General Partner's operating agreement which authorize the execution, delivery and performance of the Security Documents to which General Partner is a party, and naming those persons with authority to execute the Security Documents to which it is a party on behalf of General Partner, and (b) an incumbency certificate executed by the manager of General Partner certifying the names and true signatures of the officers/agents authorized to execute the Security Documents to which General Partner is a party on behalf of General Partner.

          9.1.6 Evidence of Action by APD and EcoScience; Incumbency Certificates. CoBank shall have received in form and substance satisfactory to CoBank, (a) a copy, certified as true, correct and complete by the corporate secretary, of the resolutions adopted by the Board of Directors of each of APD and EcoScience which authorize the execution, delivery and performance of the Loan Documents to which such Guarantor is a party, and naming those persons with authority to execute such Loan Documents on behalf such Guarantor, and, with respect to APD, approving the appointment of the individual hired as the Turnaround Manager to perform the duties and responsibilities of the chief executive officer of APD, and (b) a certificate of the corporate secretary of each of such Guarantors, certifying the names and true signatures of the officers/agents authorized to execute the Loan Documents to which such Guarantor is a party on behalf of such Guarantor.

          9.1.7 Legal Opinion. CoBank shall have received a favorable opinion of counsel (who shall be reasonably acceptable to CoBank) for Borrower, General Partner and Guarantors, in substantially the form of Exhibit 9.1.7 hereto and as to such other matters as CoBank may reasonably request.

          9.1.8 Evidence of Insurance. Borrower and APD shall have provided CoBank with insurance certificates and such other evidence, in form and substance satisfactory to CoBank, of all insurance required to be maintained by them under the Loan Documents.

          9.1.9 Evidence of Mergers and Borrower Applications for Qualification. CoBank shall have received evidence, in form and substance satisfactory to CoBank (including copies of the relevant transaction documents), that (a) the Village Farms Entities have been duly and properly merged into Borrower (the "BORROWER MERGER") in accordance with the laws of all applicable jurisdictions, including, without limitation, a certified copy of all filings made with any governmental authority in order to effect the Borrower Merger; (b) all necessary filings have been made in the appropriate real property records of the jurisdictions where the Greenhouse Properties are located in order to reflect the fact that Borrower is the surviving entity of the Borrower Merger and that the interests previously held by the Village Farms Entities in the Greenhouse Properties, and all interests in personal property used in connection with the Greenhouse Properties, are now vested in Borrower; (c) Borrower has filed applications with the appropriate governmental authorities to qualify to do business as a foreign limited partnership in each state where a Greenhouse is located; (d) the APD Entities have been duly and properly merged into APD (the "APD MERGER") in accordance with the laws of all applicable jurisdictions, including, without limitation, a certified copy of all filings made with any governmental authority in order to effect the APD Merger; and (e) the General Partner Entities have been duly and properly merged into General Partner (the "GENERAL PARTNER MERGER") in accordance with the laws of all applicable jurisdictions, including, without limitation, a certified copy of all filings made with any governmental authority in order to effect the General Partner Merger.

          9.1.10 Evidence of Cogentrix Debt Subordination. CoBank shall have received evidence, in form and substance satisfactory to CoBank (including copies of the relevant transaction documents), that all indebtedness of APD and EcoScience owed to Cogentrix (including, without limitation, indebtedness owing by EcoScience to Cogentrix pursuant to the promissory note dated December 30, 1998 in the principal amount of $20,600,000.00 and the promissory note dated March 15, 1999 in the principal amount of $1,000,000.00, and indebtedness owing by APD to Cogentrix pursuant to the promissory note dated March 10, 1997 in the principal amount of $893,750) has been subordinated to all indebtedness owed to CoBank under the Loan Documents on terms and conditions satisfactory to CoBank in its sole discretion.

          9.1.11 Management and Marketing Agreements. CoBank shall have (a) received evidence, in form and substance satisfactory to CoBank, of the termination of all management and all marketing agreements binding on Borrower, the Village Farms Entities, the APD Entities, the General Partner Entities, General Partner or APD, or (b) received a true, correct and complete copy of all management and all marketing agreements binding on Borrower, the Village Farms Entities, the APD Entities, the General Partner Entities, General Partner or APD, certified by an appropriate officer of such entity, and shall have approved the terms of any such agreements in writing.

          9.1.12 Approval of Action Plan for Pocono and Wheatfield. CoBank shall have received (a) General Partner's action plan to resolve the claims of creditors of Pocono and to dissolve Pocono upon resolution of such claims, and
(b) APD's action plan to resolve the claims of creditors of Village Farms of Wheatfield, L.L.C. ("Wheatfield") and to dissolve Wheatfield upon resolution of such claims, and CoBank shall have approved, in its sole discretion, such action plans in writing.

          9.1.13 Purchase and Sale of VFIFA Loans. CoBank and VFIFA, after the Borrower Merger, shall have consummated the purchase by CoBank from VFIFA, with full recourse, of all of VFIFA's right, title and interest in and to the Buffalo Loan, the Marfa Loan, the Presidio Loan and the Texas Loan pursuant to the Note Purchase Agreement and upon terms and conditions satisfactory to CoBank in its sole discretion.

          9.1.14 Recording of Documents. All of the Security Documents required to be recorded or filed to perfect the Liens granted therein shall be so recorded and filed, including without limitation the filing or recording of all Security Documents or other documents necessary to transfer VFIFA's right, title and interest in the collateral security for the Buffalo Loan, the Marfa Loan, the Presidio Loan and the Texas Loan to CoBank.

          9.1.15 Agrorent Buy-Out. CoBank shall have (a) received evidence, in form and substance satisfactory to CoBank, that Agrorent A, L.L.C. has transferred all of its general partnership interests in Presidio to General Partner and that Agrorent B, L.L.C. transferred all of its limited partnership interests in Presidio to Village Farms,

L.L.C. prior to the APD Merger (the "AGRORENT BUY-OUT"), and (b) approved the terms and conditions (including, without limitation, the purchase price and the payment terms thereof) of the Agrorent Buy-Out, and (c) received copies of all transaction documents concerning the Agrorent Buy-Out certified as true, correct and complete by the Chief Executive Officer or Chief Financial Officer of APD.

          9.1.16 Payoffs. CoBank shall have received (a) evidence that APD has paid the outstanding balance under the APD Finance Loan and the Pocono Loan to VFIFA, and (b) payment in full of the outstanding balance under the VFIFA Loan Agreements.

          9.1.17 Expenses. CoBank shall have received payment, by wire transfer of immediately available federal funds for all out-of-pocket costs and expenses incurred by CoBank and any Participant in the Term Loans as of the Effective Date (including, without limitation, the reasonable fees and expenses of counsel retained by CoBank and any such Participant) in connection with the preparation, negotiation, review, and execution of the Loan Documents and the transactions contemplated thereby.

          9.1.18 Litigation. There shall be no litigation by any person or entity (private or governmental) pending or threatened: (a) with respect to the Term Loans or any of the Loan Documents or the transactions contemplated thereby, (b) with respect to the Borrower Merger, the General Partner Merger or the APD Merger or (c) which could result in a Material Adverse Change with respect to Borrower, General Partner or any Guarantor.

          9.1.19 Appointment of Agent for Service. CoBank shall have received evidence satisfactory to CoBank that Borrower, General Partner and Guarantors have appointed The Corporation Company to serve as their agent for service of process at The Corporation Company's Denver, Colorado office, and that The Corporation Company has accepted such appointment by Borrower, General Partner and Guarantors.

          9.1.20 No Material Change. No Material Adverse Change shall have occurred and be continuing with respect to Borrower, General Partner or any Guarantor.

          9.1.21 Financial Information. CoBank shall have received (a) the financial statements and Projections described in Sections 10.13 and 10.16 of this Agreement, and (b) an internally prepared balance sheet as at October 31, 1999 for each of the Village Farms Entities, APD Entities and General Partner Entities prepared in accordance with GAAP duly certified by the chief financial officer of each such entity certifying that such balance sheet is complete and presents fairly the financial position of such entity as at such date in conformity with GAAP.

          9.1.22 Further Assurances. Borrower, General Partner and Guarantors shall have provided and/or executed and delivered to CoBank such further assignments, documents or financing statements, in form and substance satisfactory to CoBank, that

Borrower, General Partner and Guarantors are required to execute and/or deliver pursuant to the terms of the Loan Documents or as CoBank may reasonably request.

                                   ARTICLE 10.
                         REPRESENTATIONS AND WARRANTIES

     To induce CoBank to make the Term Loans, and recognizing that CoBank is relying thereon, Borrower represents and warrants as follows:

     10.1 Organization, Good Standing, Etc. Borrower is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware. Borrower has filed applications for authority to transact business as a foreign limited partnership in each jurisdiction where the Greenhouse Properties are located and in each other jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Borrower.

     10.2 Authority; Due Authorization. Borrower has full power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as contemplated to be conducted. The execution and delivery of, and performance by Borrower of its obligations under, each Loan Document to which it is a party, and the consummation of the transactions contemplated by the Loan Documents, are within Borrower's partnership powers and have been duly authorized by all necessary partnership action.

     10.3 Mergers. Each of the Borrower Merger, the APD Merger and the General Partner Merger has been duly and fully consummated in accordance with the laws of the State of Delaware. Borrower is the surviving entity of the Borrower Merger. APD is the surviving entity of the APD Merger, and General Partner is the surviving entity of the General Partner Merger.

     10.4 Consents. All consents or approvals of any Person which were necessary for, or required in connection with, the Borrower Merger (including without limitation any necessary consents of any lessor of any Greenhouse Property), the APD Merger and/or the General Partner Merger have been obtained in writing, and a true and correct copy thereof has been delivered to CoBank. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby have been obtained in writing, and a true and correct copy thereof have been delivered to CoBank.

     10.5 Ownership of Borrower. General Partner is the sole general partner of Borrower and owns a 1% partnership interest in Borrower. Borrower's sole limited partner is APD, and APD owns a 99% partnership interest in Borrower. General Partner and APD own their respective partnership interests in Borrower, in each case, free and clear of any Lien other than Liens created under the Loan Documents.

     10.6 Title to Borrower Collateral. Borrower has all real and personal property necessary for the conduct of its business and has good and marketable title to all of the Borrower Collateral, free and clear of all Liens, except for Permitted Liens. The Borrower Collateral is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where the failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect on Borrower.

     10.7 Litigation. There are no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject which could reasonably be expected to have a Material Adverse Effect on Borrower, and, to the best of Borrower's knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person. There are no outstanding judgments, injunctions, orders, writs or decrees of any arbitrator, court or governmental authority binding on Borrower or its assets or properties.

     10.8 No Violations. The Borrower Merger did not, and the execution, delivery and performance of the Loan Documents, will not: (a) violate any provision of Borrower's certificate of limited partnership or partnership agreement; (b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing material indenture, lease, security agreement, mortgage, permit or other governmental authorization, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; (c) violate or conflict with any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Borrower, or (d) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of Borrower.

     10.9 Binding Agreement. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

     10.10 Compliance with Laws. Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Permits necessary for the conduct of Borrower's business.

     10.11 Chief Executive Office. Borrower's place of business, or chief executive office if it has more than one place of business, is located at 10 Alvin Court, East Brunswick, NJ 08816.

     10.12 Material Agreements. All agreements, excluding the Loan Documents, of Borrower, the termination or breach of which could result in a Material Adverse Effect on Borrower ("MATERIAL AGREEMENTS") are listed on Schedule 10.12 hereto and neither Borrower nor, to Borrower's knowledge, any other party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default. A true, correct and complete copy of each Material Agreement and all amendments thereto which was requested by CoBank has been provided to CoBank by Borrower. All of Borrower's leases which constitute Material Agreements are in full force and effect and afford Borrower peaceful and undisturbed possession of the subject matter thereof.

     10.13 Financial Statements. Borrower has heretofore furnished to CoBank (a) the consolidated audited balance sheet of APD as at January 3, 1999, and the related consolidated statement of income and operations of APD for the fiscal year then ended, accompanied by an opinion of APD's independent public accountants, and the internally prepared consolidated balance sheet of APD as at October 31, 1999, and the related consolidated statement of income and operations of APD for the month then ended, duly certified by the chief financial officer of APD (collectively, the "FINANCIAL STATEMENTS"), and (b) the internally prepared balance sheet of each of the Village Farms Entities, the APD Entities and the General Partner Entities as at October 3, 1999, duly certified by the chief financial officer of each such entity (collectively, the "MERGED ENTITIES BALANCE SHEETS"). The Financial Statements, including the notes thereto, are complete, and present fairly the financial position and results of operations and changes in the financial position of APD and its consolidated entities as at such dates and for the periods specified, in conformity with GAAP; provided, however that the internally prepared financial statements through October 31, 1999 are subject to normal year-end adjustments and do not include footnotes. The Merged Entities Balance Sheets are complete, and present fairly the financial position of each of the Village Farms Entities, the APD Entities and the General Partner Entities as at such date and for the period specified, in conformity with GAAP; provided, however that the Merged Entities Balance Sheets are subject to normal year-end adjustments and do not include footnotes

     10.14 Absence of Undisclosed Liabilities. Except as described on Schedule 10.14, neither APD nor any of its consolidated entities nor any of the Village Farms Entities, APD Entities or General Partner Entities has any material liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), arising out of any set of facts existing on or prior to the date hereof, except liabilities and obligations fully reflected or reserved against in the Financial Statements or the Merged Entities Balance Sheets.

     10.15 No Material Adverse Change. Except as described on Schedule 10.15, since (a) October 31, 1999, there has been no Material Adverse Change in the financial condition, results of operations, business or prospects of APD or any of its consolidated entities; and (b) October 3, 1999, there has been no Material Adverse Change in the financial condition, results of operations, business or prospects of any of the Village Farms Entities, the APD Entities or the General Partner Entities.

     10.16 Projections. The Projections of Borrower delivered to CoBank fairly present in all material respects the projected operations, financial condition, assets and liabilities of Borrower as of the dates covered thereby. To Borrower's knowledge, no undisclosed facts existed at the time of submission of the Projections which, if taken into account, would have resulted in any material change in the Projections. The Projections were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Borrower's best estimate of its future results of operations and other information projected therein (it being recognized by CoBank that such Projections are an estimate and that actual results during the period or periods covered by the Projections may differ from the projected results). No change in the business, condition (financial or otherwise), operations, performance or properties of Borrower has occurred since the date of the Projections that would materially change any of the information set forth in the Projections.

     10.17 Payment of Taxes. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Borrower has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties.

     10.18 Licenses and Approvals. Borrower: (a) has ownership of, or license to use, all franchises, certificates, approvals, Permits, and licenses used, necessary, or desirable to permit it to own its properties and to conduct its business in substantially the manner as presently conducted or contemplated to be conducted, with respect to which the failure to obtain and maintain would have a Material Adverse Effect on Borrower ("REQUIRED LICENSES"); and (b) has taken all action, including the filing of all reports and requests for extensions or continuation, necessary to maintain all such Required Licenses, and has not taken or failed to take any action which, with the giving of notice, or the expiration of time, or both, could result in any such Required License being withdrawn, revoked, modified, or limited. Schedule 10.18 lists all Required Licenses presently in existence with respect to Borrower. Except as set forth on Schedule 10.18, each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower's knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower's rights with respect thereto, which impairment could reasonably be expected to result in a Material Adverse Effect. None of the Required Licenses is subject to any restrictions or conditions that limit Borrower's ability to conduct its business in substantially the manner as presently conducted or contemplated to be conducted (other than restrictions or conditions generally applicable to licenses of that type). No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the: (x) execution, delivery, performance, or enforcement of the Loan Documents to which Borrower is a party; and (y) the operation of the Greenhouses, except such as have been obtained and are in full force and effect and as are described on
Schedule 10.18.

     10.19 Employee Benefit Plans. Borrower does not presently maintain or participate in, and has not in the past maintained or participated in, and is not obligated to contribute to, any of the following (each a "BORROWER BENEFIT PLAN"): (a) any funded "employee welfare benefit plan," as that term is defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder ("ERISA"); (b) any "multiemployer plans," as defined in Section 3(37) of ERISA; (c) any "employee pension benefit plan" as defined in Section 3(2) of ERISA; (d) any "employee benefit plan", as such term is defined in Section 3(3) of ERISA; (e) any "multiple employer plan" within the meaning of Section 413 of the Internal Revenue Code of 1986, as amended from time to time ("CODE"); (f) any "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA; (g) a "voluntary employees' beneficiary association" within the meaning of Section 501(a)(9) of the Code; (h) a "welfare benefit fund" within the meaning of Section 419 of the Code; or (i) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees.

     10.20 Equity Investments. Borrower does not have any subsidiaries or own any stock or other voting or equity interest, directly or indirectly, in any Person, except for the CoBank Equity Interests and a membership interest in VFIFA.

     10.21 Owned Real Property and Greenhouses. Set forth on Schedule 10.21 hereto is a complete and accurate list of all real property owned by Borrower, showing as of the date hereof the street address, county or other relevant jurisdiction, state, and book and fair value thereof and indicating whether a Greenhouse is located on such real property. Borrower has good, marketable and insurable fee simple title to such real property and Greenhouses located thereon, free and clear of all Liens, except for Permitted Liens.

     10.22 Leased Real Property and Greenhouses. Set forth on Schedule 10.22 hereto is a complete and accurate list of all leases of real property under which Borrower is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, record owner (if different from lessor), expiration date and annual rental cost thereof and indicating whether a Greenhouse is located on such real property. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms, and affords Borrower peaceful and undisturbed possession of the subject matter thereof. Borrower's leasehold interests in the real property that is the subject of the leases listed on Schedule 10.22, and the Greenhouses located thereon, are held by Borrower free and clear of all Liens, except for Permitted Liens.

     10.23 Liens. Set forth on Schedule 10.23 hereto is a complete and accurate list of all Liens securing equipment lease obligations or purchase money indebtedness on the property or assets of Borrower, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby, the payment terms of such obligations, and the property or assets of Borrower subject thereto.

     10.24 Environmental Compliance. Without limiting the provisions of Section
10.10 above, all real property owned or leased by Borrower and all operations conducted by Borrower are, and prior to consummation of the Borrower Merger were, in compliance in all material respects with all Environmental Laws and Environmental Regulations, with respect to which the failure to comply would have a Material Adverse Effect. To the best of Borrower's knowledge, no environmental contamination or condition currently exists on any property owned or leased by Borrower which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, the property of Borrower. To the best of Borrower's knowledge, no environmental contamination or condition currently exists on any property adjoining any property owned or leased by Borrower which could delay the sale or other disposition of, or could have (or already has had) an adverse effect on the value of, the property of Borrower.

     10.25 Intellectual Property. Set forth on Schedule 10.25 hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications for any of the foregoing that are owned by Borrower and are registered with any federal or state governmental authority (collectively, "INTELLECTUAL PROPERTY") and all licenses thereof, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date or, if registration is not yet complete, the date of the application therefor and the application number and title, if any, and listing any licenses thereof. Borrower is not a licensee under any written license for any patent, trademark, tradename, service mark or copyright other than shrinkwrap licenses for "off-the-shelf" software used by Borrower in the conduct of its business. Borrower owns or licenses all Intellectual Property that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect on Borrower. The Intellectual Property registrations are in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property registrations in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property registrations being revoked, invalidated, modified, or limited.

     10.26 Fiscal Year. Each fiscal year of Borrower ("FISCAL YEAR") begins on the day after the Sunday closest to December 31 of each calendar year and ends on the Sunday closest to December 31 of each calendar year.

     10.27 Year 2000. Borrower has (i) initiated a review and assessment of all areas within its business and operations (including those affected by suppliers, vendors and customers) that could be adversely affected by the risk that the Significant Software used by Borrower or Borrower's Mission Critical suppliers, vendors and customers may not be Year 2000 Compliant, (ii) developed a plan and timetable for remediation of Borrower's Significant Software that may not be Year 2000 Compliant and for the development of contingency plans in the event of a failure of the Significant Software of Borrower or its Mission Critical suppliers, vendors and customers to be Year 2000
2000

Compliant, and (iii) to date, implemented that plan in accordance with such timetable. Based on the foregoing, to the best of Borrower's knowledge, after due inquiry, the impact of the yearon Borrower and the Mission Critical customers and suppliers of Borrower will not be such as to have a Material Adverse Effect on Borrower.

     10.28 Disclosure. Neither the representations and warranties contained in this Article 10 nor any information, exhibit or report furnished by Borrower to CoBank in connection with the negotiation and preparation of this Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE 11.
                              AFFIRMATIVE COVENANTS

     From and after the date of this Agreement and until the Bank Debt is indefeasibly paid in full, Borrower agrees that it will observe and comply with the following covenants for the benefit of CoBank:

     11.1 Books and Records. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

     11.2 Reports and Notices. Borrower shall provide to CoBank the following reports, information and notices:

          11.2.1 Annual Financial Statements. As soon as available, but no later than ninety (90) days after the end of any Fiscal Year of Borrower occurring during the term hereof, (a) the consolidated annual financial statements of Borrower, prepared in accordance with GAAP consistently applied which shall: (i) be audited by independent certified public accountants selected by Borrower which are reasonably acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion reasonably acceptable to CoBank; (iii) be accompanied by a Compliance Certificate; (iv) be prepared in reasonable detail and in comparative form; and (v) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto, and (b) include a comparison of Borrower's actual operating results for such completed Fiscal Year to the budgeted results of operations for such Fiscal Year.

          11.2.2 Monthly Financial Reports. As soon as available but no later than thirty (30) days after the end of each month, a comparison of Borrower's actual operating results for such month to the budgeted results of operations for such month, prepared in accordance with GAAP consistently applied.

          11.2.3 Quarterly Financial Statements. As soon as available but in no event more than forty-five (45) days after the end of each of the first three Quarters in the Fiscal Year, the following internally-prepared consolidated financial statements of Borrower, prepared in accordance with GAAP consistently applied: (a) a balance sheet,

(b) an income statement, (c) a statement of cash flows, (d) a comparison of Borrower's actual operating results for such Quarter to the budgeted operating results for such Quarter, and (e) such other quarterly statements as CoBank may specifically request, which quarterly statements shall include any and all notes and schedules thereto. Such quarterly financial statements required pursuant to this Subsection 11.2.3 shall be accompanied by a Compliance Certificate.

          11.2.4 Budget. Promptly upon becoming available and in any event no later than thirty (30) days prior to the end of each Fiscal Year, a copy of Borrower's budget setting forth the projected operating results of Borrower on a month-by-month basis for the next Fiscal Year and broken-out by Greenhouse operation, in a form satisfactory to CoBank, together with the assumptions and projections on which such budget is based. Each budget submitted by Borrower to CoBank shall: (a) reflect Borrower's reasonable estimate of the results of Borrower's operations for the succeeding Fiscal Year and other information projected therein, and (b) be based upon assumptions and projections that are reasonable and fair in light of all conditions existing at the time of the submission of such budget to CoBank. In addition, if any material changes are made to such budget during the year, then Borrower will promptly furnish copies to CoBank of any such changes.

          11.2.5 Additional Information. With reasonable promptness, such additional financial information or documentation as CoBank may reasonably request.

          11.2.6 Notice of Default. As soon as the existence of any Event of Default or Potential Default becomes known to any management executives of Borrower, written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

          11.2.7 Notice of Litigation. Notice in writing promptly after Borrower obtains knowledge thereof, of all litigation in which Borrower, General Partner or any Guarantor is a party, and which either: (a) involves an amount of $100,000 or more, singularly or in the aggregate at any time; or (b) could reasonably be expected to result in a Material Adverse Effect with respect to Borrower, General Partner or any Guarantor.

          11.2.8 Notice of Material Adverse Effect. Promptly after Borrower obtains knowledge thereof, notice of any matter which has resulted or could result in a Material Adverse Effect on Borrower, General Partner or any Guarantor.

          11.2.9 Notice of Environmental Litigation. Without limiting the provisions of Subsection 11.2.7 of this Agreement, promptly after Borrower's receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower to undertake or to contribute to a cleanup or other response under Environmental Laws or Environmental Regulations, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could have a Material Adverse Effect on Borrower.

          11.2.10 Regulatory and Other Notices. Promptly after Borrower's receipt thereof, copies of any notices or other communications received from any governmental authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect on Borrower.

          11.2.11 Adverse Action Regarding Required Licenses and Intellectual Property. In the event Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses or the Intellectual Property registrations, Borrower shall provide CoBank with prompt written notice thereof and shall take, or cause to be taken, all reasonable measures to contest such action in good faith.

     11.3 Maintenance of Existence. Borrower shall maintain its existence as a limited partnership in good standing under the laws of the State of Delaware. Within 30 days of the date of this Agreement, Borrower (a) shall be authorized to do business and in good standing in each state where the Greenhouse Properties are located and each other state where the transaction of its business makes such qualification necessary and the failure to be so qualified would have a Material Adverse Effect on Borrower, and (b) shall deliver to CoBank good standing certificates evidencing such authorization and good standing.

     11.4 Compliance with Legal Requirements and Agreements. Borrower shall comply with: (a) all laws, rules, regulations and orders applicable to Borrower or its business; and (b) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound, where the failure to so comply could have a Material Adverse Effect on Borrower.

     11.5 Compliance with Environmental Laws. Without limiting the provisions of
Section 11.4 of this Agreement, Borrower shall comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower to comply with, all Environmental Laws and Environmental Regulations, with respect to which the failure to comply could have a Material Adverse Effect on Borrower.

     11.6 Insurance. Borrower shall keep the Borrower Collateral insured at all times by an insurance carrier or carriers approved by CoBank which have an A rating by the current BEST Key Rating Guide (provided that Florists Mutual Group will be deemed an approved insurance carrier so long as its BEST Key Rating does not fall below its rating as of the date of this Agreement), against all risks covered by a special form policy (and including flood coverage for the Greenhouse located in Buffalo, New York only, and including windstorm coverage for all Greenhouses but specifically excluding earthquake coverage) in the amount of the full replacement cost (other than with respect to motor vehicles) of the Borrower Collateral as well as liability, worker's compensation, business interruption, boiler and machinery and such other insurance as CoBank may reasonably require, in amounts and with deductibles or maximum payouts customarily carried by entities in similar lines of business. Borrower shall also maintain fidelity coverage (including employee dishonesty) on such officers and employees and in such amounts as CoBank shall specify, or in the absence of any such specification, as customarily carried by entities engaged in comparable businesses and comparably situated. Such insurance policies shall contain such reasonable endorsements as CoBank shall from time to time require and all liability policies shall name CoBank as an additional insured as its interests may appear. All such insurance policies shall be endorsed with a mortgagee's or loss payable clause, as appropriate, in favor of CoBank. The policy or policies evidencing all insurance referred to in this Section and receipts for the payment of premiums thereon or certificates of such insurance satisfactory to CoBank shall be delivered to and held by CoBank. All such insurance policies shall contain a provision requiring at least ten
(10) days' notice to CoBank prior to any cancellation for non-payment of premiums and at least forty-five (45) days' notice to CoBank of cancellation for any other reason or of modification or non-renewal. No later than thirty (30) days prior to expiration, Borrower shall give CoBank satisfactory written evidence of renewal of all such policies with premiums paid. Borrower agrees to pay all premiums on such insurance as they become due, and will not permit any condition to exist on or with respect to the Borrower Collateral which would wholly or partially invalidate any insurance thereon. Effective upon the occurrence of an Event of Default, all of Borrower's right, title and interest in and to all such policies and any unearned premiums paid thereon are hereby assigned to CoBank who shall have the right, but not the obligation, to assign the same to any purchaser of the Borrower Collateral at any foreclosure sale. Borrower shall give immediate written notice to the insurance carrier and CoBank of any loss. Borrower hereby authorizes and empowers CoBank upon the occurrence and during the continuation of an Event of Default, at CoBank's option and in CoBank's sole discretion, to act as attorney-in-fact for Borrower to make proof of loss, to adjust and compromise any claim under insurance policies, to collect and receive insurance proceeds, and to deduct therefrom CoBank's expenses incurred in the collection of such proceeds, and all insurance policies of Borrower shall provide that CoBank may act as Borrower's attorney-in-fact for such purposes.

     11.7 Taxes. Borrower shall cause to be paid when due all taxes, assessments, and other governmental charges and levies upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless (a) such taxes, assessments, or other governmental charges or levies shall be contested in good faith by appropriate actions or legal proceedings, (b) adequate reserves therefor shall be established by Borrower in accordance with GAAP during the period of such contest, (c) the enforcement of any contested item, and any Lien relating thereto, is effectively stayed, and
(d) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect with respect to Borrower.

     11.8 Title to Assets and Maintenance. Borrower shall defend and maintain title to, and shall maintain, keep and preserve all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     11.9 Payment of Liabilities. Except for those liabilities set forth on
Schedule 11.9 which shall be paid in accordance with the schedule therefor set forth on Schedule 11.9, Borrower shall pay all liabilities as they become due unless (with the exception of the Bank Debt) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, the enforcement of such liability, and any Lien relating thereto, is effectively stayed, and such contest will not result in a Material Adverse Effect on Borrower.

     11.10 Further Assurances; Real Property Security Interests. Borrower shall, as may be required from time to time by CoBank, provide such documents as may be necessary or desirable in the judgment of CoBank to confirm the Lien on the Borrower Collateral granted to CoBank. Promptly after the purchase or other acquisition of any interest in real estate, Borrower shall provide CoBank with written notice of such acquisition and shall grant to CoBank a first deed of trust or mortgage on such interest in real estate, such deed of trust or mortgage to be in form and substance as specified by CoBank. In connection with the delivery of any mortgage or deed of trust, Borrower shall deliver to CoBank a mortgagee's title policy satisfactory to CoBank in such amount as CoBank shall specify, to be obtained at Borrower's sole cost. In connection with entering into, as lessee, any ground lease upon which a Greenhouse will be located, or any other real property lease with respect to which the annual rental is $50,000.00 or more, Borrower shall deliver to CoBank a lease amendment or leasehold assignment and consent (naming CoBank as assignee), as determined by CoBank and in the form specified by CoBank, together with such consents or estoppels of lessor as CoBank shall specify.

     11.11 Inspection. Borrower shall permit CoBank and its agents, during normal business hours or at such other times as the parties may agree, to examine Borrower's properties, books, and records, and to discuss Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

     11.12 Required Licenses and Intellectual Property. Borrower shall duly and lawfully obtain and maintain in full force and effect all Required Licenses, and Borrower shall maintain, or cause to be maintained, in full force and effect the Intellectual Property registrations, except where the failure to do so would not have a Material Adverse Effect on Borrower.

     11.13 ERISA. In the event Borrower adopts , maintains, or becomes obligated to make payments under, any Borrower Benefit Plan in the future (which Borrower may not do without the prior written consent of CoBank), Borrower shall: (a) cause each such Borrower

Benefit Plan to comply in all material respects with the Code and ERISA, including but not limited to preparing and delivering each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; (b) cause any Borrower Benefit Plan that is intended to satisfy the requirements of Section 401(a) of the Code to satisfy such requirements including, but not limited to obtaining a favorable determination letter with respect to each such Borrower Benefit Plan; and (c) administer each Borrower Benefit Plan in all material respects in accordance with the terms of such plan and with ERISA, the Code, and any other applicable law, except to the extent any failure to comply with the preceding clauses would not have a Material Adverse Effect on Borrower.

     11.14 Performance Standards; Budgets. Borrower shall meet the performance standards described on Exhibit 11.14 for each calendar month and Quarter, except that Borrower will not be deemed to have breached the covenants of this Section 11.14: (a) if the negative variance from one or more of the performance standards set forth on Exhibit 11.14 is ten percent (10%) or less in any calendar month or five percent (5%) or less in any Quarter, or (b) even when the negative variance from one or more of the performance standards exceeds ten percent (10%) in any calendar month or five percent (5%) in any Quarter, if (i) such negative variance is recouped in the immediately succeeding calendar month, and (ii) there is no negative variance in any amount in any of the standards set forth on Exhibit 11.14 in such succeeding calendar month. No later than 30 days after the end of each month and forty-five days after the end of each Quarter, Borrower shall provide to CoBank a certificate of Borrower's chief financial officer stating that: (1) he has reviewed all necessary reports regarding the operations of Borrower, (2) he has, based upon such reports and such review, calculated (which calculations shall be set forth in detail and attached to such certificate) each of the performance standards for Borrower referred to on
Exhibit 11.14 hereto for the relevant measurement period, and (3) based upon such review and calculations, each of such performance standards have been met for such measurement period.

     11.15 Year 2000. Borrower agrees: (a) to use its best efforts to obtain from all Significant Software Providers, no later than the Effective Date, reasonable assurance that Borrower's Significant Software is Year 2000 Compliant; (b) to use its best efforts to obtain, no later than the Effective Date, reasonable assurance from all of Borrower's Mission Critical third party suppliers and customers that such suppliers' and customers' Significant Software is Year 2000 Compliant; (c) to diligently conduct thorough Year 2000 Compliance tests on or before the Effective Date on all of Borrower's Significant Software and to provide a written report to CoBank within two Business Days thereafter detailing any Year 2000 Compliance failures of Borrower's Significant Software and Borrower's plans for timely remediation of such Significant Software; (d) to complete all remediation of identified Year 2000 Compliance failures in Borrower's Significant Software no later than the Effective Date; (e) to provide to CoBank, no later than the Effective Date, the written certification of Borrower's chief financial officer, or other officer satisfactory to CoBank, that: all of Borrower's Significant Software has been diligently and thoroughly tested; any necessary remediation, with respect to Year 2000

Compliance failures identified through such testing, has been completed; and, to the best of Borrower's knowledge, its Significant Software is Year 2000 Compliant; and (f) to provide to CoBank, no later than the Effective, a written report detailing Borrower's contingency plans in the event of an unexpected failure of Borrower's Significant Software or Mission Critical suppliers or customers to be Year 2000 Compliant.

                                   ARTICLE 12.
                               NEGATIVE COVENANTS

     From and after the date of this Agreement and until the Bank Debt is indefeasibly paid in full, Borrower agrees that it will observe and comply with the following covenants for the benefit of CoBank:

     12.1 Borrowing. Borrower shall not create, incur, assume or permit to exist: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any contingent liabilities, such as guarantees and reimbursement obligations; or (c) any obligations under leases (whether operating or capital leases), except for: (v) indebtedness for the deferred purchase price of property and services acquired in the ordinary course of business which is described on Schedule 11.9, (w) indebtedness owing under the Loan Documents and any other indebtedness owing to CoBank (provided, however, that any such indebtedness shall be subordinated to the Bank Debt), (x) the leases of Greenhouses and/or Greenhouse properties listed on Schedule 10.22 hereto, and (y) leases and purchase money financing of equipment required in the ordinary course of Borrower's business the aggregate amount of which does not exceed $250,000.00 at any time; and (z) indebtedness constituting any refinancing or refunding of indebtedness described in subparagraph (y) of this Section, provided that the principal amount thereof does not increase as a result of any such refinancing or refunding from the balance owing on the date hereof or on the date of such refinancing or refunding, whichever is lower.

     12.2 No Other Businesses. Except as set forth on Schedule 12.2, Borrower shall not transact or engage in any business other than the operation of the Greenhouses, including the planting, growing, harvesting, and marketing of tomatoes, vegetables or other crops without CoBank's prior written consent.

     12.3 Liens. Borrower shall not create, incur, assume or suffer to exist any Lien on any of the Borrower Collateral, except:

     (a) the Liens resulting from the Loan Documents;

     (b) Liens for taxes or other governmental charges which are not due or remain payable without penalty, unless (i) such taxes, assessments, or other governmental charges or levies shall be contested in good faith by appropriate actions or legal proceedings, (ii) adequate reserves therefor shall be established by Borrower in accordance with GAAP during the period of such contest, (iii) the enforcement of any contested item, and any Lien resulting therefrom, is effectively stayed, and (iv) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect with respect to Borrower;

     (c) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

     (d) mechanics', carriers', workmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings so long as (i) adequate reserves therefor shall be established by Borrower in accordance with GAAP during the period of such contest, (ii) the enforcement of any contested item, and any Lien resulting therefrom, is effectively stayed, and (iii) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect with respect to Borrower;

     (e) easements, rights-of-way, zoning restrictions and other similar matters incidental to the ownership of real property which do not in the aggregate materially detract from the value of such real property or materially impair their use in the operation of the business of Borrower;

     (f) Liens securing leases or purchase money financing of equipment acquired in the ordinary course of Borrower's business, provided that such Liens shall attach only to the equipment so leased or purchased and that the aggregate amount of all lease obligations and purchase money financing so secured does not exceed the amount permitted under Section 12.1; (g) Liens, deposits, or pledges to secure the performance of bids, contracts (other than contracts for the payment of money), leases (to the extent not otherwise prohibited hereunder), public or statutory obligations, surety, stay, appeal, indemnity, performance or similar bonds, or other similar obligations arising out of or entered into in the ordinary course of Borrower's business; and

     (h) With respect to the Greenhouse owned and operated by Presidio prior to the Borrower merger, the mechanic's lien of Dalsem Horticultural Projects, B.V. ("DALSEM") securing the amount described on Schedule 11.9 hereto as owing to Dalsem, which amount has been subordinated to at least $3,521,854 of the Bank Debt.

     12.4 Sale of Assets. Borrower shall not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Borrower Collateral to any Person, except that: (a) Borrower may, in the ordinary course of Borrower's business, make sales or other dispositions of tomatoes, vegetables, and other crops grown in the Greenhouses; and (b) Borrower may dispose of worn-out or obsolete equipment so long as (i) if an Event of Default has occurred and is continuing, any proceeds are paid to CoBank for application to the Bank Debt, (ii) whether or not an Event of Default has occurred and is continuing, such sales do not involve equipment having an aggregate fair market value in excess of $100,000.00 for all such equipment disposed of in any calendar year that is not replaced with comparable equipment, and (iii) the transfer is made in an arm's-length transaction.

     12.5 Liabilities of Others. Borrower shall not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person.

     12.6 Payments on Indebtedness. Borrower shall not make any principal payment (including without limitation any prepayment) on any indebtedness except indebtedness owing to CoBank under the Loan Documents and, so long as no Event of Default or Potential Default shall exist, indebtedness not prohibited by
Section 12.1 of this Agreement.

     12.7 Change in Business Structure. Borrower shall not merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, acquire or construct any Greenhouse after the date hereof, or form or create any new subsidiary or affiliate, or commence operations under any other name, organization, or entity, including any joint venture without CoBank's prior written consent. Borrower shall not cease operations at any Greenhouse without CoBank's prior written consent.

     12.8 Loans, Advances and Investments. Except for the purchase and ownership of CoBank Equity Interests, Borrower shall not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities or equities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower may own, purchase or acquire:

     (a) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

     (b) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

     (c) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition; and

     (d) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government.

     12.9 Transactions With Related Parties. Borrower shall not purchase, acquire, or sell any equipment, other personal property, real property or services from or to any affiliate of Borrower, except in the ordinary course of Borrower's business and upon fair and reasonable terms no less favorable than would be obtained by Borrower in a comparable arm's-length transaction with an unrelated Person.

     12.10 ERISA. Borrower shall not: (a) adopt, maintain or become obligated to contribute to any Borrower Benefit Plan or any Borrower Pension Plan without the prior written consent of CoBank; (b) engage in or permit any transaction which could result in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code; (c) engage in or permit any transaction or other event which could result in a "reportable event" as such term is defined in Section 4043 of ERISA for any Borrower Pension Plan; (d) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (e) permit to exist any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $25,000.00, whether or not waived, with respect to any Borrower Pension Plan;
(f) fail to make any payments to any "multiemployer plan" that Borrower may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto; or (g) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the Pension Benefit Guaranty Corporation. As used in this Section, all terms enclosed in quotation marks shall have the meanings set forth in ERISA. Borrower's failure to comply with any of the foregoing provisions of this Section shall not constitute a breach of this Agreement or an Event of Default unless such failure has a Material Adverse Effect on Borrower.

     12.11 Distributions to Partners. Borrower shall not return any capital, pay, make, or allocate or otherwise set apart for the payment of, any distributions or loans, whether in cash, assets, or in obligations of Borrower, whatsoever to Borrower's partners, except:

     (a) in connection with transactions permitted under Section 12.9, and

     (b) that, so long as no Potential Default or Event of Default has occurred, Borrower may, in connection with that certain Promissory Note dated January 2, 2000 made by EcoScience payable to Cogentrix in the principal amount of $15,900,000 ("COGENTRIX NOTE"):

          (i) make distributions to APD in December of each year, commencing in December 2000 and continuing until the Cogentrix Note has been paid in full in the following amount provided that such distributions to APD must in turn be distributed to EcoScience and must be used by EcoScience only to make mandatory annual prepayments to Cogentrix pursuant to Section 7(b)(i) of that certain Exchange Agreement ("EXCHANGE AGREEMENT") dated as of

          January 2, 2000 by and between Cogentrix and EcoScience (but not mandatory prepayments on account of "Prepayment Events" as such term is defined in the Exchange Agreement) and scheduled payments to Cogentrix under section 7(a) of the Exchange Agreement, so long as such indebtedness has been subordinated to all indebtedness owed to CoBank under the Loan Documents on terms and conditions satisfactory to CoBank in its sole discretion, in an aggregate amount equal to: seventy percent (70%) of all EBITDA in excess of $15,000,000 (determined on the basis of the most recent consolidated and consolidating audited financial statements of APD that have been delivered to CoBank); provided, however, that effective December 1, 2003, the foregoing restriction is waived to the extent necessary to enable Borrower to make distributions to APD in the amount of the scheduled payment to Cogentrix, on the date that each such scheduled payment is due, pursuant to Section 7(a) of the Exchange Agreement provided that such distributions to APD must in turn be distributed to EcoScience and must be used by EcoScience only to make such scheduled payments.

     12.12 Dissolution or Liquidation. Borrower shall not dissolve or liquidate, or enter into any consolidation, pool, joint venture, or other combination.

     12.13 Amendment of Organizational Documents. Borrower shall not amend any material term of its Certificate of Limited Partnership or its limited partnership agreement without the prior written consent of CoBank.

     12.14 Change in Fiscal Year. Borrower shall not change its Fiscal Year.

     12.15 Issued Letter of Credit. The expiration date of the Issued Letter of Credit shall not be extended past July 31, 2001 unless Borrower has signed CoBank's standard form of reimbursement agreement and provided such collateral security for such reimbursement obligations as CoBank may require. If, notwithstanding such prohibition, the expiration date of the Issued Letter of Credit is extended beyond July 31, 2001 and Borrower has not executed such reimbursement agreement and provided CoBank with such collateral security, then on the Tranche B Maturity Date, Borrower shall be required to deposit with CoBank cash in an amount equal to the undrawn face amount of the Issued Letter of Credit as collateral security for Borrower's reimbursement obligations in connection with the Issued Letter of Credit.

                                   ARTICLE 13.
                     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

     13.1 Events of Default. The occurrence of any of the following events (each an "EVENT OF DEFAULT") shall terminate any obligation on the part of CoBank to disburse the proceeds of the Term Loans and, at the option of CoBank, shall make the Notes and the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 13.1(g) all amounts owing under the Notes and the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of CoBank), and CoBank may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

     (a) Failure of Borrower to pay within five (5) days of the date when due, whether by acceleration or otherwise, any of the Bank Debt in accordance with this Agreement or the other Loan Documents.

     (b) Any representation or warranty set forth in any Loan Document, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Borrower, VFIFA, General Partner or any Guarantor, as applicable.

     (c) Any default by Borrower, General Partner or any Guarantor in the performance or compliance with the covenants, promises, conditions or provisions of Sections 11.6, 11.11, 11.14, 12.1, 12.3, 12.4, 12.5, 12.6,
     12.7, 12.11, 12.12, or 12.14, or Sections 5.4, 5.5, 5.6, or 5.10 of the
     General Partner Security Agreement, or Sections 8.6, 8.11, 8.14, 9.1, 9.3, 9.4, 9.5, 9.6, 9.7, 9.11, 9.12, 9.14, 9.15, or 9.16 of the APD Guaranty or
     Sections 8.6, 8.9, 9.1, 9.2, 9.3 or 9.6 of the EcoScience Guaranty.

     (d) Any breach of the covenants set forth in Sections 11.2, 11.3, 11.8,
     11.9 (except as provided in Section 13.1(f)), 11.12, 11.13, 11.15, 12.8,
     12.9, or 12.10 of this Agreement, or Sections 5.12 or 5.13 of the General Partner Security Agreement, or Sections 8.2, 8.3, 8.8, 8.9, 8.12, 8.13, 8.15, 9.8, 9.9, or 9.10 of the APD Guaranty, or Sections 8.2, 8.3, 8.7,
     8.10, 8.11, or 9.5 of the EcoScience Guaranty, and such failure continues for five (5) days after Borrower, General Partner or any Guarantor, as applicable, learns of such failure to comply, whether by Borrower's, General Partner's or such Guarantor's own discovery or through notice from CoBank.

     (e) The occurrence of an "Event of Default" as that term is defined in any other Loan Document.

     (f) Failure of Borrower, General Partner or any Guarantor to comply with any other provision of this Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding provisions of this Section 13.1, and such failure continues for thirty (30) days after Borrower, General Partner or such Guarantor learns of such failure to comply, whether by Borrower's, General Partner's or such Guarantor's own discovery or through notice from CoBank.

     (g) The failure of Borrower, General Partner or any Guarantor to pay when due, or failure to perform or observe any other obligation or condition with respect to, any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services in excess of $50,000.00, (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guarantees, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP.

     (h) Borrower, General Partner or any Guarantor applies for or consents to the appointment of a trustee or receiver for any part of their respective properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower, General Partner or any Guarantor; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower, General Partner or any Guarantor, and is not withdrawn or dismissed within sixty (60) days thereafter.

     (i) In the event (i) General Partner ceases to be the sole general partner of Borrower or APD ceases to be the sole limited partner or Borrower, or
     (ii) EcoScience ceases to own 100% of the issued and outstanding capital stock of APD, or (iii) a Change of Control occurs with respect to EcoScience without CoBank's prior written consent.

     (j) Failure by APD or Borrower to maintain a Turnaround Manager reasonably acceptable to CoBank.

     (k) Any Guaranty or any Security Document to which General Partner or any Guarantor is a party shall, at any time after their execution, cease to be in full force and effect, or shall be revoked or declared null and void, or the validity or enforceability thereof shall be contested by General Partner or any Guarantor, or General Partner or any Guarantor shall deny any further liability or obligation thereunder, or shall be in default or fail to perform its obligations thereunder, or any covenant or agreement set forth therein shall be breached, or General Partner or any Guarantor should breach or be in default under the terms of any of the Loan Documents to which General Partner or such Guarantor is a party.

     (l) The entry of one or more judgments in an aggregate amount in excess of $50,000.00 against Borrower and/or in excess of $100,000.00 in the aggregate against General Partner or any Guarantor, in either case not stayed or discharged within thirty (30) days after entry.

     13.2 No Advances. CoBank shall have no obligation to disburse the proceeds of the Term Loans if a Potential Default or an Event of Default shall occur and be continuing.

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

     13.3 Rights and Remedies. In addition to the remedies set forth in Section
13.1 and 13.2 of this Agreement, upon the occurrence of an Event of Default, CoBank shall be entitled to exercise all the rights and remedies provided in the Security Documents and other Loan Documents and by any applicable law, including, without limitation, the Uniform Commercial Code as enacted in the state of Colorado or the state where the Collateral is located at such time, whichever provides CoBank with greater rights. Each and every right or remedy granted to CoBank pursuant to this Agreement and the other Loan Documents, or allowed CoBank by law or equity, shall be cumulative. Failure or delay on the part of CoBank to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by CoBank of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

                                   ARTICLE 14.
                                 INDEMNIFICATION

     14.1 General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold CoBank and each Participant and their respective directors, officers, employees, agents, professional advisers and representatives ("INDEMNIFIED PARTIES") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from: (a) the material inaccuracy of any representation or warranty of Borrower, VFIFA, General Partner or any Guarantor in this Agreement or any other Loan Document; (b) the material failure of Borrower, VFIFA, General Partner or any Guarantor to perform or comply with any covenant or obligation of Borrower, VFIFA, General Partner or such Guarantor under this Agreement or any other Loan Document; or (c) the exercise by CoBank of any right or remedy set forth in this Agreement or the other Loan Documents, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which CoBank or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower, VFIFA, General Partner or any Guarantor of any stamp tax, intangibles tax, or similar tax imposed by any governmental authority, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower's indemnification obligation under this Section with counsel of Borrower's choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party's satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys' fees incurred thereafter. The obligation to indemnify set forth in this Section shall survive the termination of this Agreement and the other Loan Documents.

     14.2 Indemnification Relating to Hazardous Substances. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or operated by Borrower, except in accordance with all Environmental Laws and Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or operated by Borrower, except in accordance with Environmental Laws and Environmental Regulations; and Borrower shall comply with all Environmental Laws and Environmental Regulations which are applicable to such property. If CoBank reasonably believes that an Environmental Law or Environmental Regulation has been violated by Borrower's activities upon property owned or operated by Borrower, and if CoBank so requests, Borrower shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Borrower's sole cost and expense, by an engineer or other environmental expert acceptable to CoBank. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Law or Environmental Regulation has been violated, CoBank shall reimburse Borrower for the costs and expenses of such engineer or other environmental expert in completing such audit or report. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of CoBank (or any Participant), in the property created by any documents securing Bank Debt (including without limitation the Loan Documents) or as the result of CoBank exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of any certificate of purchase, any transferee of the title of CoBank or any subsequent owner of the property, and shall survive the satisfaction or release of any Lien, any foreclosure of any Lien and/or any acquisition of title to the property or any part thereof by CoBank, or anyone claiming by, through or under CoBank or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Documents. The indemnification and covenants of this Section shall survive the termination of this Agreement and the other Loan Documents.

                                   ARTICLE 15.
                                  MISCELLANEOUS

     15.1 Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to CoBank, on demand, all out-of-pocket costs and expenses incurred by it and any Participant in the Term Loans as of the Effective Date (including, without limitation, the reasonable fees and expenses of counsel retained by CoBank and any such Participant and reasonable consulting, appraisal, engineering and environmental assessment costs) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby (including without limitation any post-closing matters) and the enforcement or protection of CoBank's rights under the Loan Documents, including without limitation collection of any of the Bank Debt and the enforcement of any security interest in the Collateral (regardless of whether such enforcement or collection is by court action or otherwise), as applicable.

     15.2 Service of Process and Consent to Jurisdiction. Borrower irrevocably agrees that any litigation with respect to this Agreement or to enforce any judgment obtained against Borrower for breach of this Agreement or under the Notes or other Loan Documents may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as CoBank may elect; and, by execution and delivery of this Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Agreement or any other Loan Document within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby irrevocably appoints, until January 31, 2005, The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Borrower to receive for and on behalf of Borrower, service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent for service of summons and other legal process in Colorado as long as Borrower remains obligated under this Agreement. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     15.3 Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN COBANK AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT

OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS.

     15.4 Notices. All notices, requests and demands required or permitted under the terms of this Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing and shall be personally delivered or sent by facsimile transmission, overnight courier, or United States Mail, certified and return receipt requested, and (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by facsimile transmission, immediately upon sending and upon confirmation of receipt, (iii) if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending, and (iv) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing.

          15.4.1 Borrower:

                 Village Farms, L.P.
                 10 Alvin Court
                 East Brunswick, NJ 08816
                 Facsimile: (732) 432-0770
                 Attention: Michael DiGiglio, President

          15.4.2 CoBank:

                 CoBank, ACB
                 5500 S. Quebec St.
                 Englewood, CO 80111
                 Facsimile: (303) 224-6109
                 Attention:  Mr. Nicholas D. Jewitt
                             Vice President, Special Assets

          With a copy to:

                 Farm Credit Bank of Texas
                 6210 Highway 290 East
                 Austin, Texas 78723
                 P.O. Box 15919
                 Austin, Texas 78761
                 Facsimile: (512) 465-0675
                 Attention: Mr. Jim Floyd

     15.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower and CoBank and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank. CoBank may, without notice to Borrower, assign its rights and delegate its obligations under this Agreement and the other Loan

Documents and further may assign, or sell participations in, all or any part of the Term Loans or any other interest herein.

     15.6 Severability. The invalidity or unenforceability of any provision of this Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

     15.7 Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF COLORADO FROM TIME TO TIME IN EFFECT, without giving effect to any otherwise applicable rules concerning conflicts of law.

     15.8 Captions. The captions or headings in this Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     15.9 Amendments. This Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by both Borrower and CoBank. Borrower agrees that it shall reimburse CoBank for all fees and expenses incurred by it and any Participant in retaining outside legal counsel in connection with any amendment or modification to this Agreement requested by Borrower.

     15.10 Additional Costs of Maintaining Loan. Borrower shall pay to CoBank from time to time such amounts as CoBank may determine to be necessary to compensate it and any Participant for any costs incurred by CoBank or any Participant which are attributable to the making or maintaining of the Term Loans hereunder or its obligation to make any advance of the proceeds of the Term Loans, or any reduction in any amount receivable by CoBank or any Participant under this Agreement or the Notes in respect to any such advances under the Term Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any change after the date of this Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including CoBank or any Participant of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("REGULATORY CHANGE"), which: (a) changes the basis of taxation of any amounts payable to CoBank or any Participant under this Agreement or the Notes in respect of the Term Loans (other than taxes imposed on the overall net income of CoBank or any Participant); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, CoBank or any Participant; or (c) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities). CoBank will notify Borrower of any event occurring after the date of this Agreement which will entitle CoBank or any Participant to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. CoBank shall include with such notice, a certificate from CoBank setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by CoBank for purposes of this Section of the effect of any Regulatory Change on the costs of CoBank or any Participant of making or maintaining the Term Loans or on amounts receivable by CoBank or any Participant in respect of the Term Loans, and of the additional amounts required to compensate CoBank or any Participant in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

     15.11 Capital Requirements. In the event that the introduction of or any change in (a) any law or regulation, or (b) the judicial, administrative, or other governmental interpretation of any law or regulation, or (c) compliance by CoBank or any Participant or any corporation controlling CoBank or any Participant with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by CoBank or any Participant or any corporation controlling CoBank or any Participant, and CoBank certifies that such increase is based in any part upon its or any Participant's obligations hereunder, and other similar obligations, Borrower shall pay to CoBank such additional amount as shall be certified by CoBank to Borrower to be the net present value (discounted at the National Variable Rate) of the amount by which such increase in capital reduces the rate of return on capital which CoBank or any Participant could have achieved over the period remaining until the Tranche B Maturity Date but for such introduction or change. CoBank will notify Borrower of any event occurring after the date of this Agreement that will entitle CoBank or any Participant to compensation pursuant to this Section as promptly as practicable after it obtains knowledge thereof and of CoBank's determination to request such compensation. CoBank shall include with such notice, a certificate setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by CoBank for purposes of this Section of the effect of any increase in the amount of capital required to be maintained by CoBank or any Participant and of the amount of compensation owed to CoBank under this Section shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis.

     15.12 RELEASE. BORROWER HEREBY RELEASES, WAIVES AND FOREVER DISCHARGES VFIFA, COBANK AND EACH PARTICIPANT AND EACH OF THEIR RESPECTIVE SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM ALL KNOWN AND UNKNOWN, ABSOLUTE AND CONTINGENT, CLAIMS, DEFENSES, SETOFFS, COUNTERCLAIMS, CAUSES OF ACTION, ACTIONS, SUITS OR OTHER LEGAL PROCEEDINGS OF ANY KIND EXISTING OR ACCRUED AS OF THE DATE OF THIS AGREEMENT IN FAVOR OF BORROWER OR THE VILLAGE FARMS ENTITIES.

     15.13 ENTIRE AGREEMENT. THIS AGREEMENT (TOGETHER WITH ALL EXHIBITS AND SCHEDULES HERETO, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AND ENTIRE UNDERSTANDING BETWEEN COBANK AND BORROWER WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     15.14 Liberal Construction. This Agreement constitutes a fully negotiated agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    BORROWER:

                                    VILLAGE FARMS, L.P., a Delaware limited
                                    partnership


                                    By: Village Farms of Delaware, L.L.C., its
                                    general partner


                                        By:
                                           ------------------------------
                                        Name: Kenneth S. Hollander
                                        Title: Senior Vice President


                                    COBANK:

                                    COBANK, ACB



                                    By:
                                       -----------------------------------
                                    Name:  Nicholas D. Jewitt
                                    Title:  Vice President, Special Assets

                                TABLE OF CONTENTS

ARTICLE 1. DEFINED TERMS..........................................................................................1

     1.1 APD Entities ............................................................................................1

     1.2 APD Guaranty ............................................................................................1

     1.3 APD Loans ...............................................................................................2

     1.4 APD Finance Loan ........................................................................................2

     1.5 Bank Debt ...............................................................................................2

     1.6 Borrower Pension Plan ...................................................................................2

     1.7 Buffalo Loan ............................................................................................2

     1.8 Business Day ............................................................................................2

     1.9 Capital Lease ...........................................................................................2

     1.10 Change of Control ......................................................................................2

     1.11 Cogentrix ..............................................................................................3

     1.12 Collateral .............................................................................................3

     1.13 Compliance Certificate .................................................................................3

     1.14 Construction Loan Agreement ............................................................................3

     1.15 Default Interest Rate ..................................................................................3

     1.16 EBITDA .................................................................................................3

     1.17 EcoScience .............................................................................................3

     1.18 EcoScience Guaranty ....................................................................................3

     1.19 Effective Date .........................................................................................3

     1.20 Environmental Laws .....................................................................................3

     1.21 Environmental Regulations ..............................................................................3

     1.22 GAAP ...................................................................................................4

     1.23 General Partner ........................................................................................4

     1.24 General Partner Entities ...............................................................................4

     1.25 General Partner Security Agreement .....................................................................4

     1.26 Greenhouses ............................................................................................4

     1.27 Greenhouse Properties ..................................................................................4

     1.28 Greenhouse Properties ..................................................................................4

     1.29 Guarantees .............................................................................................4

     1.30 Guarantors .............................................................................................4

     1.31 Guarantor Collateral ...................................................................................4

     1.32 Hazardous Substances ...................................................................................4

     1.33 Interest Expense .......................................................................................4

     1.34 Interest Rate ..........................................................................................4

     1.35 Issued Letter of Credit ................................................................................4

     1.36 Lien ...................................................................................................4

     1.37 Line of Credit Agreement ...............................................................................5

     1.38 Loan Documents .........................................................................................5

     1.39 Marfa Loan .............................................................................................5

     1.40 Material Adverse Change ................................................................................5

     1.41 Material Adverse Effect ................................................................................5

     1.42 Mission Critical .......................................................................................5

     1.43 National Variable Rate .................................................................................5

     1.44 Notes ..................................................................................................5

     1.45 Participant ............................................................................................5

     1.46 Pennsylvania Loan ......................................................................................5

     1.47 Permits ................................................................................................6

     1.48 Permitted Liens ........................................................................................6

     1.49 Person .................................................................................................6

     1.50 Potential Default ......................................................................................6

     1.51 Pocono .................................................................................................6

     1.52 Pocono Loan ............................................................................................6

     1.53 Presidio ...............................................................................................6

     1.54 Presidio Loan ..........................................................................................6

     1.55 Projections ............................................................................................6

     1.56 Quarter ................................................................................................6

     1.57 Security Documents .....................................................................................6

     1.58 Significant Software ...................................................................................6

     1.59 Significant Software Provider ..........................................................................7

     1.60 Term Loans .............................................................................................7

     1.61 Term Loan Agreement ....................................................................................7

     1.62 Texas Loan .............................................................................................7

     1.63 Tranche A Commitment ...................................................................................7

     1.64 Tranche B Commitment ...................................................................................7

     1.65 Tranche A Maturity Date ................................................................................7

     1.66 Tranche B Maturity Date ................................................................................7

     1.67 Tranche A Note .........................................................................................7

     1.68 Tranche B Note .........................................................................................7

     1.69 Turnaround Manager .....................................................................................7

     1.70 VFIFA Loan Agreements ..................................................................................7

     1.71 Village Farms Entities .................................................................................7

     1.72 Virginia Loan ..........................................................................................8

     1.73 Year 2000 Compliant ....................................................................................8

ARTICLE 2. LOAN AMOUNTS...........................................................................................9

     2.1 The Term Loans ..........................................................................................9

                    2.1.1 Tranche A Loan .........................................................................9

                    2.1.2 Tranche B Loan .........................................................................9

ARTICLE 3. USE OF PROCEEDS........................................................................................9

     3.1 Proceeds ................................................................................................9

ARTICLE 4. AVAILABILITY AND DISBURSEMENT..........................................................................9

     4.1 Availability - Tranche A Loan ...........................................................................9

     4.2 Availability - Tranche B Loan ...........................................................................9

ARTICLE 5. INTEREST AND FEES......................................................................................9

     5.1 Interest ................................................................................................9

     5.2 Default Interest Rate ..................................................................................10

     5.3 Facility Fee ...........................................................................................10

ARTICLE 6. PAYMENTS..............................................................................................10

     6.1 Principal Payments .....................................................................................10

                    6.1.1 Tranche A Loan ........................................................................10

                    6.1.2 Tranche B Loan ........................................................................10

     6.2 Interest Payments ......................................................................................10

     6.3 Extension of Maturity Dates ............................................................................11

                    6.3.1 Tranche A Loan ........................................................................11

                    6.3.2 Tranche B Loan ........................................................................11

     6.4 Voluntary Prepayments ..................................................................................11

     6.5 Application of Prepayments .............................................................................11

     6.6 Manner of Payment ......................................................................................11

ARTICLE 7. SECURITY..............................................................................................12

     7.1 Borrower's Assets ......................................................................................12

     7.2 Guarantees .............................................................................................12

     7.3 Pledge by General Partner ..............................................................................12

ARTICLE 8. COBANK EQUITY.........................................................................................12

     8.1 CoBank Equity Interests ................................................................................12

ARTICLE 9. CONDITIONS TO TERM LOANS..............................................................................13

     9.1 Conditions to Term Loans ...............................................................................13

                    9.1.1 Loan Documents; Other Documents .......................................................13

                    9.1.2 Searches; UCC Filings; Title Insurance ................................................13

                    9.1.3 Organizational Documents ..............................................................13

                    9.1.4 Evidence of Partnership Action; Incumbency Certificate ................................14

                    9.1.5 Evidence of General Partner Action; Incumbency Certificate ............................14

                    9.1.6 Evidence of Action by APD and EcoScience; Incumbency Certificates .....................14

                    9.1.7 Legal Opinion .........................................................................14

                    9.1.8 Evidence of Insurance .................................................................14

                    9.1.9 Evidence of Mergers and Borrower Applications for Qualification .......................15

                    9.1.10 Evidence of Cogentrix Debt Subordination .............................................15

                    9.1.11 Management and Marketing Agreements ..................................................15

                    9.1.12 Approval of Action Plan for Pocono and Wheatfield ....................................15

                    9.1.13 Purchase and Sale of VFIFA Loans .....................................................16

                    9.1.14 Recording of Documents ...............................................................16

                    9.1.15 Agrorent Buy-Out .....................................................................16

                    9.1.16 Payoffs ..............................................................................16

                    9.1.17 Expenses .............................................................................16

                    9.1.18 Litigation ...........................................................................16

                    9.1.19 Appointment of Agent for Service .....................................................16

                    9.1.20 No Material Change ...................................................................16

                    9.1.21 Financial Information ................................................................17

                    9.1.22 Further Assurances ...................................................................17

ARTICLE 10. REPRESENTATIONS AND WARRANTIES.......................................................................17

     10.1 Organization, Good Standing, Etc ......................................................................17

     10.2 Authority; Due Authorization ..........................................................................17

     10.3 Mergers ...............................................................................................17

     10.4 Consents ..............................................................................................17

     10.5 Ownership of Borrower .................................................................................18

     10.6 Title to Borrower Collateral ..........................................................................18

     10.7 Litigation ............................................................................................18

     10.8 No Violations .........................................................................................18

     10.9 Binding Agreement .....................................................................................18

     10.10 Compliance with Laws .................................................................................18

     10.11 Chief Executive Office ...............................................................................18

     10.12 Material Agreements ..................................................................................19

     10.13 Financial Statements .................................................................................19

     10.14 Absence of Undisclosed Liabilities ...................................................................19

     10.15 No Material Adverse Change ...........................................................................19

     10.16 Projections ..........................................................................................19

     10.17 Payment of Taxes .....................................................................................20

     10.18 Licenses and Approvals ...............................................................................20

     10.19 Employee Benefit Plans ...............................................................................20

     10.20 Equity Investments ...................................................................................21

     10.21 Owned Real Property and Greenhouses ..................................................................21

     10.22 Leased Real Property and Greenhouses .................................................................21

     10.23 Liens ................................................................................................21

     10.24 Environmental Compliance .............................................................................21

     10.25 Intellectual Property ................................................................................22

     10.26 Fiscal Year ..........................................................................................22

     10.27 Year 2000 ............................................................................................22

     10.28 Disclosure ...........................................................................................22

ARTICLE 11. AFFIRMATIVE COVENANTS................................................................................22

     11.1 Books and Records .....................................................................................23

     11.2 Reports and Notices ...................................................................................23

                    11.2.1 Annual Financial Statements ..........................................................23

                    11.2.2 Monthly Financial Reports ............................................................23

                    11.2.3 Quarterly Financial Statements .......................................................23

                    11.2.4 Budget ...............................................................................23

                    11.2.5 Additional Information ...............................................................23

                    11.2.6 Notice of Default ....................................................................24

                    11.2.7 Notice of Litigation .................................................................24

                    11.2.8 Notice of Material Adverse Effect ....................................................24

                    11.2.9 Notice of Environmental Litigation ...................................................24

                    11.2.10 Regulatory and Other Notices ........................................................24

                    11.2.11 Adverse Action Regarding Required Licenses and Intellectual Property ................24

     11.3 Maintenance of Existence ..............................................................................24

     11.4 Compliance with Legal Requirements and Agreements .....................................................24

     11.5 Compliance with Environmental Laws ....................................................................25

     11.6 Insurance .............................................................................................25

     11.7 Taxes .................................................................................................26

     11.8 Title to Assets and Maintenance .......................................................................26

     11.9 Payment of Liabilities ................................................................................26

     11.10 Further Assurances; Real Property Security Interests .................................................26

     11.11 Inspection ...........................................................................................26

     11.12 Required Licenses and Intellectual Property ..........................................................27

     11.13 ERISA ................................................................................................27

     11.14 Performance Standards, Budgets .......................................................................27

     11.15 Year 2000 ............................................................................................27

ARTICLE 12. NEGATIVE COVENANTS...................................................................................28

     12.1 Borrowing .............................................................................................28

     12.2 No Other Businesses ...................................................................................28

     12.3 Liens .................................................................................................28

     12.4 Sale of Assets ........................................................................................29

     12.5 Liabilities of Others .................................................................................30

     12.6 Payments on Indebtedness ..............................................................................30

     12.7 Change in Business Structure ..........................................................................30

     12.8 Loans, Advances and Investments .......................................................................30

     12.9 Transactions With Related Parties .....................................................................30

     12.10 ERISA ................................................................................................30

     12.11 Distributions to Partners ............................................................................31

     12.12 Dissolution or Liquidation ...........................................................................31

     12.13 Amendment of Organizational Documents ................................................................31

     12.14 Change in Fiscal Year ................................................................................31

     12.15 Issued Letter of Credit ..............................................................................32

ARTICLE 13. EVENTS OF DEFAULT; RIGHTS AND REMEDIES...............................................................32

     13.1 Events of Default .....................................................................................32

     13.2 No Advances ...........................................................................................34

     13.3 Rights and Remedies ...................................................................................34

ARTICLE 14. INDEMNIFICATION......................................................................................34

     14.1 General; Stamp Taxes; Intangibles Tax .................................................................34

     14.2 Indemnification Relating to Hazardous Substances ......................................................35

ARTICLE 15. MISCELLANEOUS........................................................................................36

     15.1 Costs and Expenses ....................................................................................36

     15.2 Service of Process and Consent to Jurisdiction ........................................................36

     15.3 Jury Waiver ...........................................................................................36

     15.4 Notices ...............................................................................................36

                    15.4.1 Borrower .............................................................................37

                    15.4.2 CoBank ...............................................................................37

     15.5 Successors and Assigns ................................................................................37

     15.6 Severability ..........................................................................................37

     15.7 Applicable Law ........................................................................................37

     15.8 Captions ..............................................................................................37

     15.9 Amendments ............................................................................................38

     15.10 Additional Costs of Maintaining Loan .................................................................38

     15.11 Capital Requirements .................................................................................38

     15.12 Release ..............................................................................................39

     15.13 Entire Agreement .....................................................................................39

     15.14 Liberal Construction .................................................................................39


                             EXHIBITS AND SCHEDULES

Exhibits
--------

Exhibit 1.13               Compliance Certificate
Exhibit 1.55               Projections
Exhibit 9.1.7              Opinion Letter
Exhibit 11.14              Performance Standards


Schedules
---------

Schedule 10.12             Material Agreements
Schedule 10.14             Undisclosed Liabilities
Schedule 10.15             Material Adverse Changes
Schedule 10.18             Required Licenses
Schedule 10.21             Owned Real Property and Greenhouses
Schedule 10.22             Leased Real Property and Greenhouses
Schedule 10.23             Liens
Schedule 10.25             Intellectual Property
Schedule 11.9              Permitted Past-Due Liabilities and Payment Schedule
Schedule 12.2              Other Businesses